EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             DOWNSTREAM INCORPORATED

                                      "DSI"

     I, the undersigned, a natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Utah Revised Business
Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                ARTICLE I.- NAME

     The name of this corporation is Downstream Incorporated - DSI.

                             ARTICLE II. - DURATION

     The period of its duration is perpetual.

                             ARTICLE III. - PURPOSES

     The purposes for which the corporation is organized are to engage in the business of financial consulting - to assist clients in assessing their current financial condition and their future financial needs - and to transact any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

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                     ARTICLE IV. - STOCK; PRE-EMPTIVE RIGHTS

     The Corporation shall have authority to issue two classes of stock: (1) Common Stock in the amount of One Hundred Million (100,000,000) shares having a par value of $.001 each; (2) Preferred Stock in the amount of Fifty Million (50,000,000) shares having a par value of $.001 each. No shares of any class of stock shall have cumulative voting rights.

     Each share of the Common Stock issued and outstanding shall have the following voting rights, designations, preferences, limitations, restrictions and relative rights:

     (1) voting rights: unlimited voting rights of one vote per share on all matters voted on by the Common Stock Shareholders, except as other wise required by Utah Revised Statutes.

     (2) designations: none.

     (3) preferences: none.

     (4) limitations: none, except as required by the Utah Revised Business Corporation Act and/or these Articles of Incorporation.

     (5) restrictions: none, except as required by the Utah Revised Business Corporation Act and/or these Articles of Incorporation.

     (6) rights: in the event of dissolution or liquidation each share shall have equal rights.

     (7) relative rights: none, except as established by the Utah Revised Business Corporation Act and/or these Articles of Incorporation.

     With respect to the authorized shares of Preferred Stock, the Board of Directors shall have the authority, by resolution or resolutions, to:

     (1) divide the Preferred Stock into more than one series;

     (2) establish the number of shares of each series of Preferred Stock; and

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     (3) establish the voting powers,  designations,  preferences,  limitations, restrictions and relative rights of each series of Preferred Stock.

     Prior to the Board of Directors authorizing the issuance of any shares of any series of Preferred Stock, the Board of Directors may first, by resolution or resolutions, approve an amendment to these Articles of Incorporation which:

     (1) designates, in whole or in part, the preferences, limitations, and relative rights, within the limits set forth in U.C.A. Section 16-10a-601, of any class of shares before the issuance of any shares of that class;

     (2) creates one or more series within a class of shares, fixes the number of shares of each such series, and designates, in whole or in part, the preferences, limitations, and relative rights of the series, within the limits set forth in Section 16-10a-601, all before the issuance of any shares of that series;

     (3) alters or revokes the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

     (4) increases or decreases the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

     Each series of a class must be given a distinguishing designation. All shares of a series must have preferences, limitations, and relative rights identical with those of other shares of the

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same series and, except to the extent  otherwise  provided in the description of the series, with those of other series of the same class.

     Before issuing any shares of a class or series of Preferred Stock, or having preferences, limitations, or relative rights designated by the board of directors, and before any amendment to these Articles of Incorporation affecting Preferred Stock shall be effective, the corporation must deliver to the Utah Division of Corporations appropriate filing, in accordance with the procedure set forth in Section 16-10a-601, Articles of Amendment.

     Fully paid stock of this corporation shall not be liable to any call (unless a certain series of Preferred Stock to be issued by resolution of the Board of Directors is so designated, and a future date, time, and price of said call is specified) and is nonassessable.

     Shareholders of the Corporation shall have pre-emptive rights to acquire additional shares of common stock issued by the Corporation.

                      ARTICLE V. - INITIAL REGISTERED AGENT

     The name and address of this corporation's initial registered agent is:

     Name of Agent              Address of Registered Office
     -------------              ----------------------------
     Barry A. Ellsworth         6337 Highland Drive
                                Salt Lake City, Utah 84121.

     I hereby accept appointment as registered agent for this corporation.

                                                   /s/ Barry A. Ellsworth
                                                   ----------------------
                                                   Barry A. Ellsworth
                                                   Registered Agent

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          ARTICLE VI. - ELIMINATION OF PERSONAL LIABILITY OF DIRECTORS

     1. The directors of the corporation are not liable to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

     (a) the amount of a financial benefit received by a director to which he/she is not entitled;

     (b)  an  intentional   infliction  of  harm  on  the   corporation  or  the
shareholders;

     (c) a violation of Utah Code Ann. ss. 16-10a-842; or

     (d) an intentional violation of criminal law.

     2. If the Utah Revised Business Corporation Act is subsequently amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Utah Revised Business Corporation Act, as so amended, and without the necessity for further shareholder action in respect thereof.

     3. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

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                         ARTICLE VII. - INDEMNIFICATION

     1. The corporation shall indemnify its directors, officers, employees, fiduciaries and agents to the full extent permitted by the Utah Revised Business Corporation Act or any successor statute.

     2. In particular, and not in derogation of the generality of the foregoing, except as provided in paragraph 3 of this Article, the corporation shall indemnify an individual made a party to a proceeding because he/she is or was a director, against liability incurred in the proceeding if:

          (a)  his/her conduct was in good faith;

          (b) he/she reasonably believed that his/her conduct was in, or not opposed to, the corporation's best interests; and

          (c) in the case of any criminal proceeding, he/she had no reasonable cause to believe his conduct was unlawful.

     3. The corporation shall not indemnify a director under paragraph 2 of this Article

          (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving acts in his/her official capacity, in which proceeding he/she was adjudged liable on the basis that he/she derived an improper personal benefit.

     4. Indemnification under paragraph 2 of this Article in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

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                            ARTICLE VIII. - DIRECTORS

     The number of directors constituting the initial Board of Directors of this corporation is two. The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders, or until successors are elected and qualify, are as follows:

     Name                                       Address
     ----                                       -------
     Barry A. Ellsworth                         6337 Highland Drive
                                                Salt Lake City, Utah 84121

     James G. Slater                            2169 Mabey Drive
                                                Salt Lake City, Utah 84109

     Joe Thomas                                 3791 E. Adonis Drive
                                                Salt Lake City, Utah 84124

     The number of directors may be changed from time to time by amendment of the ByLaws, but there shall be not more than nine (9) nor less than three (3) directors; provided, however, so long as this Corporation has fewer than three
(3) shareholders entitled to vote for the election of directors, the corporation may have a minimum number of directors equal to or greater than the number of those shareholders.

                           ARTICLE IX. - INCORPORATOR

     The name and address of the incorporator is:

     Name                                       Address
     ----                                       -------
     Barry A. Ellsworth                         6337 Highland Drive
                                                Salt Lake City, Utah 84121

     DATED:  This ___ day of November, 1996.

                                                /s/ Barry A. Ellsworth
                                                --------------------------------
                                                Barry A. Ellsworth, Incorporator

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                          DOWNSTREAM INCORPORATED - DSI

     Pursuant to the provisions of Sections 16-10a-1001, et. seq, Utah Code Annotated (1953), as amended, DOWNSTREAM INCORPORATED - DSI, a Utah corporation (the "Corporation") hereby adopts these Articles of Amendment to its Articles of
Incorporation:

A.  The name of the corporation is Downstream Incorporated - DSI.

B. By this amendment, Article IV of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                     ARTICLE IV. - STOCK; PRE-EMPTIVE RIGHTS

     The Corporation shall have authority to issue two classes of stock: (l) Common Stock in the amount of One Hundred Million (100,000,000) shares having a par value of $.001 each; (2) Preferred Stock in the amount of Fifty Million (50,000,000) shares having a par value of $.00l each. No shares of any class of stock shall have cumulative voting rights.

     Each share of the Common Stock issued and outstanding shall have the following rights, designations, preferences, limitations. restrictions and relative rights:

     (1) voting rights: unlimited voting rights of one vote per share on all matters voted on by the Common Stock Shareholders, except as otherwise required by the Utah Revised Business Corporation Act.

     (2) designations: none.

     (3) preferences: none.

     (4) limitations: none, except as required by the Utah Revised Business Corporation Act and/or these Articles of Incorporation.

     (5) restrictions: none, except as required by the Utah Revised Business Corporation Act and/or these Articles of Incorporation

     (6) rights: in the event of dissolution or liquidation each share shall have equal rights.

     (7) relative rights: none, except as established by the Utah Revised Business Corporation Act and/or these Articles of Incorporation.

     With respect to the authorized shares of Preferred Stock, the Board of Directors shall have the authority, by resolution or resolutions, to:

     (1) divide the Preferred Stock into more than one series;

     (2) establish the number of shares of each series of Preferred Stock; and

     (3) establish the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

     Prior to the Board of Directors authorizing the issuance of any shares of any series of Preferred Stock, the Board of Directors may first, by resolution or resolutions, approve an amendment to these Articles of Incorporation which:

     (1) designates, in whole or in pan, the preferences, limitations, and relative rights, within the limits set forth in U.C.A. Section 16-10a-601, of any class of shares before the issuance of any shares of that class;

     (2) creates one or more series within a class of shares, fixes the number of shares of each such series, and designates, in whole or in part, the preferences, limitations, and relative rights of the series, within the limits set forth in Section 16-10a-601, all before the issuance of any shares of that series;

     (3) alters or revokes the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

     (4) increases or decreases the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

     Each series of a class must be given a distinguishing designation. All shares of a series must have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series of the same class.

     Before issuing any shares of a class or series of Preferred Stock, or having preferences, limitations, or relative rights designated by the Board of Directors, and before any amendment to these Articles of Incorporation affecting Preferred Stock shall be effective, the corporation must deliver to the Utah Division of Corporations an appropriate filing, in accordance with the procedure set forth in Section 16-10a-601, of Articles of Amendment.

     Fully paid stock of this corporation shall not be liable to any call (unless a certain series of Preferred Stock to be issued by resolution of the Board of Directors is so designated, and a future date, time, and price of said call is specified) and is non-assessable.

     Shareholders of the corporation shall not have pre-emptive rights to acquire any additional shares of common stock or preferred stock issued by the Corporation.

C. The date of the adoption of this Amendment by the shareholders of the Corporation was January 30, 1997.

D. As of January 30, 1997, the date on which the Amendment was approved, there were outstanding Three Million Three Hundred Thousand (3,300,000) shares of the Corporation's Common Stock, and zero (0) shares of the Corporation's Preferred Stock. Therefore, the Common Stock was the only class of shares of the Corporation entitled to vote and to be counted with respect to the adoption of the Amendment, of which each share was entitled to one (1) vote on the adoption of the Amendment.

E. The number of votes indisputably represented at the meeting of shareholders at which the Amendment was adopted was Three Million Three Hundred Thousand (3,300,000), and the number of votes cast for the adoption of the Amendment, was Three Million Three Hundred Thousand (3,300,000) and the number of votes cast against the adoption of the Amendment was Zero (0). The number of votes cast for the adoption of the Amendment was sufficient under the Corporation's Articles of Incorporation and applicable law for the approval of the Amendment.

     The undersigned does hereby acknowledge, under penalties of perjury, that this document is the act and deed of the Corporation, and that the facts herein stated are true.

     DATED this 30th day of January, 1997.

                                              DOWNSTREAM INCORPORATED - DSI


                                              By:  /s/ Barry A. Ellsworth
                                                 -------------------------------
                                                       Barry A. Ellsworth

                      ARTICLES OF AMENDMENT TO THE ARTICLES
                               OF INCORPORATION OF
                          DOWNSTREAM INCORPORATED - DSI

     The undersigned, being the duly elected President of Downstream Incorporated - DSI, a Utah corporation (the "Corporation"), pursuant to Section 16-10a-1001 et seq. of the Utah Revised Business Corporation Act, executes the following Articles of Amendment to its Articles of Incorporation as filed with the Division of Corporations and Commercial Code of Utah on the 26th day of November, 1996:

1. Name: Article l of the Articles of Incorporation of the Corporation currently reads:

                                ARTICLE I. - NAME

         The name of this corporation is Downstream Incorporated - DSI.

2. Amendment: Without altering or amending any other provision of the Articles of Incorporation, Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                ARTICLE I. - NAME

              The name of the corporation is Q-Seven Systems, Inc.

3. Date of the Adoption of the Amendment: The Articles of Amendment were adopted by a majority of the shareholders of the Corporation in conformity with the procedures of the Utah Revised Business Corporation Act at a special meeting of the shareholders held on the 10 day of June, 1999.

4. Vote: Twelve million, five hundred thousand (12,500,000) shares of capital stock of the Corporation were issued and outstanding as of the date of adoption of the Articles of Amendment. All shares of capital stock were entitled to vote as a single class on the Adoption of the Articles of Amendment. The number of votes cast for the adoption of the Amendment was sufficient under the Corporation's Articles of Incorporation and applicable law for the approval of the Amendment. The Articles of Amendment were approved and adopted by the shareholders of the Corporation by written consent as follows:

          For                               Against

          9,741,000                         0

     The following shareholders of record were present at the meeting, either in person or telephonically, and the number of votes each shareholder was entitled to cast is indicated next to each of their names. All voted in favor of the motion to change the name of the Corporation from Downstream Incorporated - DSI to Q-Seven Systems.

     Philipp Krienpendorf: a shareholder of record owning 2,633,334 voting common shares;

     Philip Kamp: a shareholder of record owning 2,633,333 voting common voting shares;

     Olaf Cordt: a shareholder of record owning 2,633,333 voting common shares;

     Barry Ellsworth: a shareholder of record owning 1,200,000 voting common shares;

     Jim Slater: a shareholder of record owning 266,000 voting common shares;

     Jody Ellsworth: a shareholder of record owning 2,633,334 voting common shares;

     Dick Cutler: a shareholder of record owning 100,000 voting common shares.


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

     IN WITNESS WHEREOF, the undersigned executes these Articles of Amendment and certifies to the truth of the facts herein stated this 10th day of June, 1999.

                                                   /s/ Ph. Kriependorf
                                                   -----------------------------
                                                   Philipp Kriependorf
                                                   President